Exhibit 10.2

LOAN AND SECURITY AGREEMENT

dated as of June 1, 2011

between

OPHTHALMIC IMAGING SYSTEMS,

as Borrower,

and

U. M. ACCELMED, LIMITED PARTNERSHIP

INTERGAMMA INVESTMENT COMPANY LTD

as Lenders

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT, dated as of June 1, 2011 (including all schedules and exhibits hereto, this “Agreement”), is entered into by and among OPHTHALMIC IMAGING SYSTEMS, a California corporation (the “Borrower”), U. M. ACCELMED, LIMITED PARTNERSHIP, an Israeli limited partnership (“UMA”), and INTERGAMMA INVESTMENT COMPANY LTD (“Intergamma”; together with UMA, each a “Lender” and collectively, the “Lenders”).

RECITALS

WHEREAS, the Lenders are stockholders of the Borrower;

WHEREAS, the Lenders have agreed to make a secured term loan to Borrower in the maximum principal sum of One Million Dollars ($1,000,000) (the “Loan”), which shall be evidenced by and payable in accordance with the Notes executed by the Borrower; and

WHEREAS, Lenders are willing to make the Loan available to Borrower upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of their mutual covenants and agreements set forth hereinafter and intending to be legally bound, the parties agree as follows:

ARTICLE I

DEFINED TERMS

1.           Definitions.  As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

“Account” individually and “Accounts” collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, health-care insurance receivables, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in, or a lease of, goods, all rights to payment of a monetary obligation or other consideration under present or future contracts (including, without limitation, all rights (whether or not earned by performance) to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of property that has been sold, leased, licensed, assigned or otherwise disposed of, services rendered or to be rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in goods which gave rise to any or all of the foregoing, including all commercial tort claims, other claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including, without limitation, real property mortgages and deeds of trust) Supporting Obligations, letter-of-credit rights and letters of credit given by any person with respect to any of the foregoing, all books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all Proceeds of the foregoing.

“Affiliate” shall mean, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

“Change of Control” means (1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than UMA, is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Borrower’s common stock; or (2) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower to  any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act).

“Chattel Paper” means a record or records (including, without limitation, electronic chattel paper) that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, or a lease of specific goods; all Supporting Obligations with respect thereto; any returned, rejected or repossessed goods and software covered by any such record or records and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all Proceeds of the foregoing.

“Closing Date” means the business day, in any event not later than June 1, 2011, on which the Lenders shall be satisfied that the conditions precedent set forth in Section 6.1 have been fulfilled or otherwise waived by the Lenders.

“Collateral” means all property of Borrower subject from time to time to the liens of this Agreement and/or any of the other Loan Documents, together with any and all Proceeds thereof.

“Creditors” shall mean each of (i) Mizrahi Tefahot Bank Ltd, (ii) The Tail Wind Fund Ltd, and (iii) Solomon Strategic Holdings, Inc.

“Default” shall mean any of the following:  (i) a failure by Borrower to make any payment when due hereunder; (ii) a breach by Borrower of any other covenant or other term or condition of this Agreement, unless such breach is capable of being cured within five (5) days, in which event such breach shall constitute a Default only if it has not been cured by Borrower within five (5) days of its occurrence; (iii) a breach by Borrower of any representation or warranty made by Borrower hereunder, other than immaterial breaches; (iv) the filing by Borrower of a petition in bankruptcy or under any similar insolvency law, the making of an assignment for the benefit of creditors, or if any voluntary petition in bankruptcy or under any similar insolvency law is filed against Borrower and such petition is not dismissed within sixty (60) days after the filing thereof; (v) any judgment, writ or similar process shall be entered into or filed against Borrower for more than $25,000 and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days; (vi) Borrower shall default under any obligation for the payment of money in excess of $25,000 to any third party; or (vii) a material portion of the Collateral shall have been impaired, lost or destroyed.

“Documents” means all documents of title or receipts, whether now existing or hereafter acquired or created, and all Proceeds of the foregoing.

“Equipment” means all equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, whether or not the same shall be deemed to be affixed to real property, and all of such types of property leased by Borrower and all of Borrower’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase), together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and General Intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all Proceeds of the foregoing.

“Exchange Act:” means the United States Securities Exchange Act of 1934, as amended.

“GAAP” shall mean generally accepted accounting principles.

“General Intangibles” means all general intangibles of every nature, whether presently existing or hereafter acquired or created, and without implying any limitation of the foregoing, further means all books and records, commercial tort claims, other claims (including without limitation all claims for income tax and other refunds), payment intangibles, Supporting Obligations, choses in action, claims, causes of action in tort or equity, contract rights, judgments, customer lists, software, patents, trademarks, licensing agreements, rights in intellectual property, goodwill (including goodwill of Borrower’s business symbolized by and associated with any and all trademarks, trademark licenses, copyrights and/or service marks), royalty payments, licenses, letter-of-credit rights, letters of credit, contractual rights, the right to receive refunds of unearned insurance premiums, rights as lessee under any lease of real or personal property, literary rights, copyrights, service names, service marks, logos, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures, general or limited partnerships, or limited liability companies or partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing, all Supporting Obligations with respect to any of the foregoing, and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all Proceeds of the foregoing.

“Governmental Body” shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency, commission, or instrumentality, or any court, in each case, whether of the United States or any foreign jurisdiction.

“Indebtedness” of a person means at any date the total liabilities of such person at such time determined in accordance with GAAP consistently applied.

“Interest” shall mean “Interest” under (and as defined in) the Note.

“Instrument” means a negotiable instrument or any other writing which evidences a right to payment of a monetary obligation and is not itself a security agreement or lease and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, and all Supporting Obligations with respect to any of the foregoing and all Proceeds with respect to any of the foregoing.

“Inventory” means all goods of Borrower and all right, title and interest of Borrower in and to all of its now owned and hereafter acquired goods and other personal property furnished under any contract of service or intended for sale or lease, including, without limitation, all raw materials, work-in-process, finished goods and materials and supplies of any kind, nature or description which are used or consumed in Borrower’s business or are or might be used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods and other personal property and all licenses, warranties, franchises, General Intangibles, personal property and all documents of title or documents relating to the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by Borrower on account of the sale, lease or other disposition of all or any part of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing and all Proceeds of the foregoing.

“Investment Property” means a security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account and all Proceeds of, and Supporting Obligations with respect to, the foregoing.

“Loan” shall have the meaning assigned to such term in Section 2.1(a).

“Loan Documents” means at any time collectively this Agreement, the Notes, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by Borrower, and/or any other person, singly or jointly with another person or persons, evidencing, securing, guarantying or in connection with this Agreement, any Note, and/or any of the Secured Obligations.

“Majority Lenders” shall mean the Lender(s) providing the majority of the Loan.

“Maturity Date” shall have the meaning assigned to such term in Section 2.1(d).

“Note” individually and “Notes” collectively shall have the meanings assigned to such term in Section 2.1(b).

“Permitted Liens” means:  (a) liens for taxes which are not delinquent or which Lenders have determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, and such contest operates to suspend collection of the contested taxes and enforcement of a lien, (ii) the Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any lien of any Lender; (b) deposits or pledges to secure obligations under workers’ compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) liens securing the Secured Obligations; (d) judgment liens to the extent the entry of such judgment does not constitute a Default or an event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral; and (e) liens securing Indebtedness of the Borrower on specific Equipment and (f) such other Liens, if any, existing on the Closing Date.

“Proceeds” shall mean “proceeds”, as such term is defined in the UCC.

“Secured Obligations” shall mean the Loan, the obligations of Borrower under the Notes (including, without limitation, Interest and principal thereunder) and under this Agreement, whether on account of principal (and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, indemnities, costs, expenses, or otherwise.

“Senior Indebtedness” shall mean (a) indebtedness in the final amount (including all accrued interest) of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) to Mizrahi Tefahot Bank Ltd.; (b) indebtedness in the final amount (including all accrued interest) of Seven Hundred Ninety Eight Thousand Thirty Seven Dollars ($798,037) to The Tail Wind Fund Ltd.; and (c) indebtedness in the final amount (including all accrued interest) of One Hundred Two Thousand One Hundred Sixty Six Dollars ($102,166) to Solomon Strategic Holdings, Inc.

“Subordinated Indebtedness” means all Indebtedness, including, without limitation, the Secured Obligations, incurred at any time by the Borrower, which is in amounts, subject to repayment terms, and subordinated to the Senior Indebtedness.

“Supporting Obligation” means a letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

“Termination Date” shall mean the earliest to occur of (i) the Maturity Date, (ii) the date that Majority Lenders demands payment of the Secured Obligations after a Default, and (iii) the date that Borrower prepays in full all of the Secured Obligations pursuant to the terms of this Agreement and the Notes.

“UCC” shall mean the Uniform Commercial Code of the State of California as in effect on the date hereof and as amended from time to time hereafter.

ARTICLE II

TERMS AND CONDITIONS OF LOAN

2.1   Term Loan.

  (a)           Structure of Loan; Secured Notes.  Subject to and upon the provisions of this Agreement, Lenders agree to make, severally and not jointly, a loan (the “Loan”) to Borrower on the Closing Date in the aggregate principal amount of One Million Dollars ($1,000,000), of which UMA will loan Seven Hundred Sixty Thousand Dollars ($760,000) and Intergamma will loan Two Hundred Forty Thousand Dollars ($240,000).

  (b)           Notes.  The obligation of Borrower to pay the Loan with interest shall be evidenced by certain term promissory notes (as from time to time extended, amended, restated, supplemented or otherwise modified, each a “Note” and collectively, the “Notes”) substantially in the form of Exhibit A attached hereto and made a part hereof with appropriate insertions.

  (c)           Interest.   The Loan shall bear Interest and be payable in accordance with the terms set forth in the Notes.

  (d)           Loan Repayment.  The Loan and all of the other Secured Obligations shall be due and payable in full on December 1, 2011 (the “Maturity Date”) on a pari passu basis between the Lenders unless payable earlier on any Termination Date or otherwise in accordance with the terms of this Agreement or the Note.

  (e)           Prepayments.  Prepayments are permitted in accordance with the terms of the Notes.

  (f)           Change of Control. Upon the completion of a Change of Control of the Borrower, the Loan and the other Secured Obligations will be due and payable in full immediately, whereupon all of the Secured Obligations shall become forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which Borrower expressly waives.

2.2   Security Interest.

  (a)           Security Interest.  This Agreement constitutes a “security agreement” within the meaning of the UCC.  As security for the payment and performance of the Secured Obligations, Borrower hereby pledges, hypothecates, assigns, transfers, sets over and delivers to the Lenders, and grants a security interest to the Lenders in all of Borrower’s right, title, estate, claim and interest in the and agrees that Lenders shall have a perfected and continuing security interest in, and lien on, (a) all of Borrower’s Accounts, Inventory, Chattel Paper, Documents, Instruments, Equipment, Investment Property, and General Intangibles and all of Borrower’s deposit accounts with any financial institution with which Borrower maintains deposits, whether now owned or existing or hereafter acquired or arising, (b) all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account or Chattel Paper, (c) all insurance policies relating to the foregoing and the right to receive refunds of unearned insurance premiums under those policies, (d) all books and records in whatever media

(paper, electronic or otherwise) recorded or stored, with respect to the foregoing and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records; and (e) all Proceeds and products of the foregoing.  Borrower further agrees that Lenders shall have in respect thereof all of the rights and remedies of a secured party under the UCC as well as those provided in this Agreement, under each of the other Loan Documents and under applicable laws.  Borrower agrees that at any time and from time to time, at its expense, Borrower will promptly execute and deliver all further instruments and documents (including, without limitation, financing statements and continuation statements), and take all further action that Lenders may request, in order to perfect and protect the security interests granted or purported to be granted hereby and to enable the Lenders to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

  (b)           Debt and Obligations Secured. All property and liens assigned, pledged or otherwise granted under or in connection with this Agreement (including, without limitation, those under Section 2.2(a) or any of the Loan Documents shall secure (a) the payment of all of the Secured Obligations, and (b) the performance, compliance with and observance by Borrower of the provisions of this Agreement and all of the other Loan Documents or otherwise under the Secured Obligations.

        (d)           Financing Statements; Floating Charge.  Borrower hereby authorizes the Lenders to file UCC-1 financing statements and any amendments thereto or continuations thereof, in all cases, necessary to perfect the security interest and lien granted by Borrower in favor of the Lenders  hereunder with regard to the Collateral, and Borrower will pay the costs of filing the same in all applicable public offices.  In being understood, that the Lenders have requested that Borrower file such financing statements on behalf of the Lenders.  The Borrower shall provide to the Lenders evidence of such filings. In addition, upon request by the Majority Lenders, the Borrower shall cause its Israeli subsidiary, O.I.S Global Ltd. to grant and register a floating charge over all of its assets in favor of the Lenders to secure the payment and performance of the Secured Obligations by the Borrower (the “Floating Charge”).

       (e)           Impairment of Collateral.  No impairment of, injury to, or loss or destruction of any of the Collateral shall relieve Borrower of any of the Secured Obligations, except as may be specifically provided otherwise herein.

       (f)           Return of Collateral.  Upon payment in full of the Loan and any other amounts due hereunder and full satisfaction of all other Secured Obligations, the each Lender shall release its security interest in, return to Borrower all Collateral hereunder and shall file all termination statements reasonably deemed necessary by Borrower with respect thereto at the sole cost and expense of Borrower.

       (g)           Further Assurances.  Borrower agrees that at any time and from time to time, at its expense, Borrower will promptly execute and deliver all further instruments and documents, and take all further action that the Majority Lenders may reasonably request, in order to perfect and protect the security interests granted or purported to be granted hereby and to enable each Lender to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

       (h)           Lenders’ Appointed Attorney-in-Fact.  Effective upon and during the continuance of a Default, Borrower hereby irrevocably appoints the Majority Lenders as Borrower’s attorney-in-fact, with full authority in the place and stead of Borrower and in its name or otherwise, from time to time in the Majority Lenders’ discretion and without notice to Borrower, to take any action and to execute any instrument which the Majority Lenders may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.  Without limiting the generality of the foregoing, the Majority Lenders shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Borrower representing any dividend or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same.

       (i)           Lenders Right to Perform.  Upon the occurrence and during the continuance of a Default, the Majority Lenders may exercise the power of attorney granted to it in Section 2.2(h) (but shall not be obligated and shall have no liability to any person for failure to) and themselves perform, or cause performance of, this Agreement, and the reasonable expenses of the Lenders incurred in connection therewith shall be payable by Borrower.

       (j)           Remedies Upon Default.  Upon the occurrence of any Default, the Majority Lenders may declare the Loan and the other Secured Obligations to be due and payable in full immediately, whereupon all of the Secured Obligations shall become forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which Borrower expressly waives.  In addition, the Majority Lenders may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, by other applicable law or as set forth under the Note, this Agreement or any Loan Document.  Without limiting the generality of the foregoing, upon the occurrence of a Default, the Majority Lenders may (i) require Borrower to, and Borrower hereby agrees that it will at its sole expense and upon request of the Majority Lenders, forthwith assemble all or any part of the Collateral as directed by the Majority Lenders and make it available to the Majority Lenders at a place to be designated by the Majority Lenders; (ii) without notice, take possession of all or part of the Collateral and, for that purpose, the Lenders may enter upon any premises on which the Collateral are located and remove the Collateral therefrom; and (iii) without notice except as specified below, sell or otherwise dispose of all or any part of the Collateral in one or more parcels at one or more public or private sales, or sales at any broker’s board or on any securities exchange or at any of the Majority Lenders’ offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Majority Lenders may deem commercially reasonable.  Borrower agrees that, without in any way requiring notice to be given, at least five (5) days’ notice to Borrower of the proposed action shall constitute fair and reasonable notice thereof.  The Lenders may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Lenders may apply the Collateral to payment of the Secured Obligations in such order and manner as any Majority Lenders may elect in its sole discretion, consistent with applicable law.  Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all of the Secured Obligations in full.  Borrower waives any rights of marshaling in respect of the Collateral.  Borrower hereby irrevocably waives, in the event the Lenders seeks to take possession of any or all of the Collateral by judicial process, any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession and waives any demand for possession prior to the commencement of any such suit or action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower hereby represents and warrants to the Lenders that the representations and warranties in the following paragraphs of this Article III are all true and correct:

3.1           Power and Capacity; Authorization.  Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California.  Borrower has full corporate power and authority to conduct its business as presently conducted by it and to own, lease or operate its assets and properties as presently owned, leased and operated by it and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Borrower’s board of directors or other governing body and no other corporate proceedings by Borrower are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Borrower and, assuming this Agreement constitutes a legal, valid and binding obligation of each of the other parties hereto, constitutes a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto).

3.2           No Conflicts.  The execution, delivery and performance of this Agreement by Borrower will not (a) constitute a breach or violation of any provisions of articles of incorporation or bylaws or comparable charter documents of the Borrower, (b) result in a violation of any law, rule, ordinance, regulation, order, judgment or decree applicable to or by which the Borrower or any of its respective assets or properties is bound, or (c) conflict with or result in a breach of or default (or any event which, with the giving of notice or lapse of time or both, would constitute a breach or default) under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which the Borrower is a party or by which the Borrower or any of its assets or properties is bound, which conflict, breach or default would have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement.

3.3           Title to Properties.  Borrower has good and marketable title to all of its properties, including, without limitation, the Collateral and the properties and assets reflected in the Borrower’s balance sheets.  Borrower has legal, enforceable and uncontested rights to use freely such property and assets. All of such properties, including, without limitation, the Collateral that were purchased, were purchased for fair consideration and reasonably equivalent value in the ordinary course of business of both the seller and the Borrower and not, by way of example only, as part of a bulk sale.

3.4           Financial Statements.  As of the Closing Date, Borrower shall have delivered to the Lenders copies of all of its financial statements prepared during the prior three-year period.  Such financial statements of Borrower have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial position of Borrower as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.5           Certain Fees.  No brokers, finders or financial advisory fees or commissions will be payable by Borrower with respect to the transactions contemplated by this Agreement.

3.6           Disclosure. Neither this Agreement nor the Schedules hereto contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under and at the time at which they were made herein or therein, not misleading.

3.7           Compliance with Law.  The business of Borrower has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, domestic and foreign, except where the conduct of the business of Borrower in violation of any of such laws, rules, regulations and ordinances could not reasonably result in a material adverse effect on the ability of Borrower to perform its obligations under this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF LENDERS

Each Lender hereby represents and warrants, severally and not jointly, to Borrower as follows:

4.1           Power and Capacity; Authorization.  UMA represents that it is a limited partnership duly organized, and validly existing under the laws of the State of Israel.  Intergamma is a corporation duly organized, validly existing and in good standing under the laws of the Israel.  Each Lender that is an entity has full corporate power and authority to conduct its business as presently conducted by it and to own, lease or operate its assets and properties as presently owned, leased and operated by it and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the authorized governing body of each Lender that is an entity, and no other proceedings by any Lender that is an entity is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by each Lender, and, assuming this Agreement constitutes a legal, valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding agreement of each Lender, enforceable against each Lender in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto).

4.2           No Conflicts.  The execution, delivery and performance of this Agreement by each Lender will not (a) constitute a breach or violation of any provisions of any formation and governing documents of any Lender that is an entity, (b) result in a violation of any law, rule, ordinance, regulation, order, judgment or decree applicable to or by which any Lender or any of its assets or properties is bound, or (c) conflict with or result in a breach of or default (or any event which, with the giving of notice or lapse of time or both, would constitute a breach or default) under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which any Lender is a party or by which any Lender or any of its assets or properties is bound, which conflict, breach or default would have a material adverse effect on the ability of any Lender to perform its obligations under this Agreement.

ARTICLE V

COVENANTS

Borrower covenants to the Lenders as follows:

5.1           Use of Loan Proceeds.  Borrower shall use the proceeds from the Loan for general working capital purposes and to repay indebtedness for borrowed money.

5.2           Priority of Liens, Etc.  The security interest granted to the Lenders hereby shall have priority over any and all other liens or restrictions as to the Collateral, except for the Permitted Liens, and Borrower will defend its good title in the Collateral against the claims and demands of all persons claiming any lien in the Collateral that is superior to the security interest granted to the Lenders hereby.  The Borrower shall not create, incur, allow or suffer any security interest, restriction or lien on any portion of the Collateral, except for the Permitted Liens, without the prior written consent of the Lenders.

5.3           Subordinated Debt. The Borrower shall not make or permit payment of any Subordinated Indebtedness without the prior written consent of the Majority Lenders other than payment of Secured Obligations.

5.4           Public Reports. Immediately upon execution of this Agreement, the Borrower shall make and file with the applicable Governmental Body such reports and disclosures required to be filed under applicable laws and regulations in connection with the execution and performance of this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1           Governing Law.  This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to conflicts of law principles thereof).

6.2           Remedies Cumulative.  The remedies provided herein and in the Note shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

6.3           Brokerage.  Each party hereto will indemnify and hold harmless the other parties against and in respect of any claim for brokerage or other commission relative to this Agreement, the Notes or to the transactions contemplated hereby or thereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

6.4           Severability.  Whenever possible, each provision of this Agreement, the Notes, and other Loan Document shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, the Notes, or any other Loan Document shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the Notes, or any other Loan Document, as applicable.

6.5           Notices, Etc.  All notices and other communications provided for under this Agreement or any other Loan Document shall be in writing (including facsimile transmissions) and deemed properly given (a) if delivered in person, (b) if sent by nationally-recognized overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first-class United States mail, postage prepaid, registered or certificated with return receipt requested, or (d) if sent by facsimile with receipt of answer-back or confirmation.  Notice that is mailed shall be effective upon the expiration of five (5) business days after its deposit.  Notice given in any other manner shall be effective upon receipt by the addressee.  The address for such notices and communications shall be as follows:

If to the Borrower:                    Ophthalmic Imaging Systems
221 Lathrop Way, Suite I
Sacramento, CA  95815
Attention:  President
Facsimile No.  (916) 646-0207
Telephone No.  (916) 646-2020

With a copy to:                          Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attention:  Henry I. Rothman, Esq.
Tel. No.: (212) 704-6000
Fax No.: (212) 704-6288

If to UMA:                               U. M. AccelMed, Limited Partnership
6 Hachoshlim St.
Herzliya Pituach
46120, Israel
P.O. Box 12006
Attention:  Dr. Uri Geiger
Tel. No.: 972-9-9588594
Fax No.: (___) ___-____

If to Intergamma:                      Intergamma Investment Company Ltd.
__________________________
__________________________
Attention:  _________________
Tel. No.: (___) ___-____
Fax No.: (___) ___-____

or such other address as may be designated in writing hereafter, in the same manner, by such person.

6.6   Amendments and Waivers.

  (a)           Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Borrower and Majority Lenders hereto (provided that any amendment or waiver shall apply to both Lenders in the same manner).

  (b)           No waiver by a party of any default, misrepresentation or breach of a warranty or covenant hereunder or under any other Loan Document, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.  No failure or delay by a party hereto in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.7          Survival.  All representations and warranties made by the parties contained in this Agreement, the Notes, or any other Loan Document and the respective covenants, agreements and obligations of the parties under this Agreement, the Notes, and any other Loan Document shall survive the execution and delivery of this Agreement.

6.8          Entire Understanding.  This Agreement and the Notes express the entire understanding of the parties and supersede all prior and contemporaneous agreements and undertakings of the parties with respect to the subject matter hereof and thereof.

6.9          Legal Fees and Expenses.  Each party is responsible for its own fees and expenses in connection with this agreement. Notwithstanding the foregoing, the Company shall reimburse the Lenders, at the Closing Date, for all legal expenses incurred by the Lenders in an aggregate amount (based on working hours actually billed on the basis of applicable hourly rates), of up to $10,000 plus VAT (to the extent applicable) payable to Shenhav & Co

6.10        Commitment Fee.  In consideration of the Lenders agreement to make available the Loan and to enter into this Agreement, Borrower agrees to pay to the Lenders on the Closing Date, a fully earned commitment fee in the aggregate amount of Forty Thousand Dollars ($40,000) (the “Commitment Fee”), of which Thirty Thousand Four Hundred Dollars ($30,400) will be paid to UMA and Nine Thousand Six Hundred Dollars ($9,600) will be paid to Intergamma.  The Commitment Fee is considered earned when paid and is not refundable.

6.11   Conditions Precedent.  In addition to any other documents, agreements, instruments or other items required to be delivered to the Lenders as set forth herein or the fulfillment of any other condition required to be satisfied by the Borrower as a condition to the Lenders’ obligation to enter into this Agreement, the Lenders shall receive on or before the Closing Date, the following, each of which shall be satisfactory to each Lender in its sole discretion:

(a)           this Agreement duly executed by each party hereto;

(b)           a duly executed Term Promissory Note, by Borrower in favor of UMA;

(c)           a duly executed Term Promissory Note, by Borrower in favor of Intergamma;

(d)           payment to the Lenders of the Commitment Fee;

(e)           duly executed minutes of a meeting of the board of directors of the Company approving the execution and performance of this Agreement by the Company;

(f)           filed stamped copies of the financings statements pursuant to Section 2.1(d) herein;

   (g)           certified copies, dates as of a recent date, of financings statement searches, as the Lenders shall request, accompanied by written evidence (including any UCC termination statements) that the liens indicated in any such financing statements searches, if any, either constitute Permitted Liens under the Notes or have been terminated prior to the Closing Date;

   (h)           any third party consent required to be obtained by the Borrower (or notice required to be delivered by the Borrower to any third party) in connection with the Borrower’s execution and performance of this Agreement, including the consent of each Creditor; and

   (i)           such other documents, reports, information, agreements or instruments the Lenders shall require.

6.12         Counterparts.  This Agreement may be executed in counterparts and the signatures delivered by telecopy on the manner provided in Section 6.5, each of which shall be deemed to be an original but which taken together shall constitute one agreement with the same effect as of the signatures were upon the same instrument and delivered in person.

6.13         Assignment; No Third-Party Beneficiaries.

   (a)           Except as otherwise expressly provided herein, this Agreement, the Note, and any other Loan Document and the rights hereunder and thereunder shall not be assignable or transferable, except to an Affiliate, by any party without the prior written consent of all the other parties hereto; provided that, if such assignment or transfer is consented to, such assignee or transferee expressly assumes in writing all of the assigning party’s obligations hereunder or thereunder, as applicable.  Subject to the preceding sentence, this Agreement, the Note, and any other Loan Document shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

(b)           This Agreement, the Note, and the other Loan Documents are for the sole benefit of the parties hereto and thereto and their respective successors and assigns and nothing herein or therein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder or thereunder.

6.14           Interpretation.  This Agreement, the Note, and any other Loan Document, including any exhibits, addenda, schedules and amendments, has been negotiated at arm’s length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement, the Note, and any other Loan Document.  Each party has been represented by experienced and knowledgeable legal counsel.  Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement, the Note, and any other Loan Document against the party that has drafted it is not applicable and is waived.

6.15           Titles and Subtitles.  The titles and subtitles used in this Agreement and the Note are used for convenience only and are not to be considered in construing or interpreting this Agreement or the Note.

6.16           Waiver of Trial by Jury.  EACH PARTY HERETO WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(The rest of this page is intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

OPHTHALMIC IMAGING SYSTEMS

By:
Name: Gill Allon
Title: Chief Executive Officer

By:
Name: Ariel Shenhar
Title: Chief Financial Officer

LENDERS:

U. M. ACCELMED, LIMITED PARTNERSHIP

By:
Name:
Title:

IINTERGAMMA INVESTMENT COMPANY LTD.

By:
Name:
Title:

[Signature Page to Loan and Security Agreement]

Exhibit A

THIS NOTE IS SUBJECT TO AND BORROWER’S OBLIGATIONS HEREUNDER ARE SUBORDINATED IN THE MANNER SET FORTH HEREIN TO THE PRIOR PAYMENT OF THE SENIOR INDEBTEDNESS TO THE CREDITORS.

TERM PROMISSORY NOTE

$__________	Sacramento, California
June 1, 2011

1.   Terms of Payment.  FOR VALUE RECEIVED, OPHTHALMIC IMAGING SYSTEMS, a California corporation (the “Borrower”) promises to pay to the order of _______________, an _______________ or any other holder of this Note (the “Lender”), at such place as the Lender may designate in writing, on the Termination Date, the principal sum of ___________________________ (U.S. $________) (the “Principal Sum”) together with interest on the principal amount hereunder remaining unpaid from time to time (the “Loan”) in accordance with the terms of this Term Promissory Note (as amended, restated or replaced from time to time in accordance with the terms herein, this “Note”) and that certain Loan Agreement (as such term is hereinafter defined).  No part of this Loan may be reborrowed.  This Note is being delivered as part of a series of notes in connection with, and is subject to, the Loan and Security Agreement, dated as of the date hereof, among the Borrower, the Lender and _________________________ (the “Additional Lender”) (as amended from time to time in accordance with the terms therein, the “Loan Agreement”), which provides, among other things, for acceleration hereof.  This is the Note referred to in the Loan Agreement.  This Note and the obligations of Borrower hereunder, are secured pursuant to the Loan Agreement.  All capitalized terms used but not defined herein shall have the meanings respectively assigned to such terms in the Loan Agreement.

2.   Interest.

(a)   Interest will accrue under this Note on the unpaid Principal Sum from time to time outstanding, computed on the basis of a 365-day year and actual days elapsed, at a fixed rate of twelve percent (12.00%) compounded per annum, until this Note is fully paid, provided that a minimum fixed amount of interest equal to 6.00% of the Principal Sum payable herein (U.S. $____________) (“Fixed Interest Amount”) is guaranteed to and fully earned by the Lender as of the date of this Note, and such fixed amount shall be payable to the Lender together with the repayment of the Principal Sum in any event, regardless of any early repayment of the Principal Sum (or any portion thereof) or any other term or condition herein (“Interest”).

(b)   All Interest shall be due and payable on December 1, 2011 (the “Maturity Date”) unless payable earlier on any Termination Date or otherwise in accordance with the terms of this Note or the Loan Agreement.  In no event shall interest exceed the maximum legal rate permitted by law.

3.   Principal and Other Amounts.  The outstanding Principal Sum and other amounts outstanding hereunder shall be due and payable on the Maturity Date, unless payable earlier on any Termination Date, upon the completion of a Change of Control of the Borrower, or otherwise in accordance with the terms of this Note or the Loan Agreement.  Any payment made under this Note shall be made on pari passu basis with the other note issued as of the date hereof to the Additional Lender under terms identical to the terms herein (the “Additional Note”).

4.   Prepayments.  Except in the event of a Default or upon the completion of a Change of Control of the Borrower, no payments of interest or principal are due hereunder prior to the Maturity Date.  Nevertheless, this Note may be prepaid (in whole or in part) at any time, without any prepayment penalty or premium therefor at the option of the Borrower in its sole and absolute discretion, provided that the Lender shall apply any such prepayment first, to principal and second to Interest.  In addition to the outstanding Principal Sum, at the time of any such prepayment, Borrower must pay, on the date of the prepayment, (A) all unpaid accrued interest thereon that is due prior to the date of such prepayment (including the entire Fixed Interest Amount), plus (B) all remaining accrued interest thereon that would otherwise be due after such prepayment date and all other sums, if any, that shall have become due and payable hereunder.

5.   Subordination.  The Secured Obligations evidenced by this Note are Senior in right of payment to any Subordinated Indebtedness, provided that the Secured Obligations are hereby expressly subordinated in right of payment to the prior payment in full of all of the Borrower’s Senior Indebtedness and any liens on property of the Borrower in favor of the Lender are hereby expressly subordinated in priority to any liens on the Borrower’s property in favor of any holder of Senior Indebtedness.  By acceptance of this Note, Lender agrees to execute and deliver customary forms of subordination agreement reasonably requested from time to time by holders of Senior Indebtedness.  Notwithstanding the foregoing, Lender shall be entitled to receive any note, instrument or other evidence of indebtedness which may be issued by the Borrower in exchange for or in substitution of this Note, provided that such note, instrument or other evidence of indebtedness is subordinated to the Senior Indebtedness on the same terms and conditions as set forth in this Section 5 and other payments consented to in writing by holders of Senior Indebtedness.

6.   Third Party Beneficiary.  The Borrower and the Lender acknowledge and agree that each of Mizrahi Tefahot Bank Ltd., The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc. will be third party beneficiaries of the subordination provisions contained herein and in the Loan Agreement and such subordination provisions may not be amended without the consent of Mizrahi Tefahot Bank Ltd., The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc.

7.   Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of California, without regard to its rules on conflicts of laws or choice of law.

8.   Notices, Etc.  Any notice, request, or demand to or upon the Borrower or the Lender shall be deemed to have been properly given or made when delivered in accordance with Section 6.5 of the Loan Agreement.

9.   Severability.  Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

10.   Successors and Assigns.  This Note shall not be assignable by the Borrower without the prior written consent of the Lender. This Note shall be binding upon the Borrower and its successors and permitted assigns and the terms hereof shall inure to the benefit of the Lender and its successors and assigns, including subsequent holders hereof.

11.   Entire Agreement.  This Note sets forth the entire agreement of the Lender and the Borrower with respect to this Note and may be modified only by (a) a written instrument executed by Lender and Borrower and consented to by the Majority Lenders, or (b) by the Borrower and the Majority Lenders provided that same amendment shall be incorporated to the Additional Note, as applicable.

12.   Headings.  The headings herein are for convenience only and shall not limit or define the meaning of the provisions of this Note.

13.   Presentment, Etc.   Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

[Signature appears on the following page]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by its duly authorized officers as of the date first written above.

OPHTHALMIC IMAGING SYSTEMS

By:
Name:
Title:

Name:
Title: